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                                                                    EXHIBIT 10.Z

                   EXECUTIVE COMPENSATION FOR FISCAL YEAR 2002

The compensation for fiscal 2002 for the CEO and the Executives of SBS will be based upon performance against business objectives.

CEO OBJECTIVES

1.       SBS Performance covering:

         1.1   Financial performance:    Revenue        $165M
                                         EPS            $0.62
                                         Cost Management:
                                                        Inventory 4 turns
                                                        S.G.&A. 17 to 19%
                                                        R&D    10%
         1.2      Shareholder value and relationships
         1.3      Implementation of Business Operating Plan

2.       Set strategic direction of SBS covering:

         2.1      One SBS Company
         2.2      Business and Technology vision
         2.3      Develop and implement Strategic Plans
         2.4      Organization Development covering:
                  2.3.1.   Management Succession Planning
                  2.3.2.   Management Development
                  2.3.3.   Identify and develop key resources
                  2.3.4.   Appoint a Senior Human Resource Executive
                  2.3.5.   Develop Organization Development Plan to grow
                             business to $1B
         2.5      Develop and implement Acquisition and Integration Plan

EXECUTIVE'S OBJECTIVES

Each Executive will be measured against 7 key objectives. For example, the summary of the Line of Business President objectives, together with the weighting for each one is as follows:

Revenue growth                      12.5%
Cost management                     12.5%
Earnings growth                     12.5%
Customer loyalty                    12.5%
Product Leadership                  12.5%
Management Succession Planning      12.5%
And Human Resource Development
SBS performance                     25%

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The objectives are defined in more detail for each Executive. They have four parts: qualitative, quantitative, time and cost.

EXECUTIVE COMPENSATION

The compensation for an Executive will be in two parts: base salary increase and stock options. An annual bonus will no longer be a part of the compensation.

Salary increase range:      0 to 8%. The Management Development and Compensation
                            Committee will establish the salary increase percentage for an Executive meeting objectives at the end of fiscal 2002.


Stock options:              20,000 if objectives met, vesting one third per year
                            for three years.

The total estimated Executive Compensation at the end of fiscal year 2002, including the Senior Vice President Human Resources is $2.4M. This includes salary increase for fiscal year end 2001. Total Executive salary increase at the end of fiscal 2002 is between $0 and $192,000.

The total stock options granted will be between 0 and 320,000.

STOCK OPTION POOL

As of June 30, 2001, stock options available for grant were approximately 2.1 million. The total estimated stock option grants to all employees, including Executive's is 500,000 through fiscal 2002.